SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                  FORM 8-K/A



                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                 Date of Event Requiring Report: June 29, 2004


                            ENERGY PRODUCERS, INC.
            (Exact name of registrant as specified in its charter)


               Nevada                 000-32507             88-0345961
      (State of Incorporation) (Commission File Number)    (IRS Employer
                                                         Identification No.)


                         Dennis R. Alexander, Chairman
                            Energy Producers, Inc.
                6564 Smoke Tree Lane, Scottsdale Arizona 85253
         ------------------------------------------------------------
                   (Address of Principal Executive Offices)

                                (480) 948-6581
                   ----------------------------------------
             (Registrant's telephone number, including area code)




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Note: This 8-K/A (Amendment No. 1) adds additional information via Item 7.01 and Item 8.01 to the former Form 8-K current report Item 5, and, and further adds new Item 5.03.


ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

   (1) In the Registant's most recently filed Form 10-QSB for the quarter ended June 30, 2004, filed with the Commission August 9, 2004, the Registrant reported changes to its Articles of Incorporation, filed as
   Exhibit 3.6, Articles of Amendment to the Registrant's Articles of Incorporation, under Item 6.(a). The effective date of the Registrant's Amended Articles of Incorporation is August 4, 2004. Further, the effective date of the Registrant's updated Bylaws is July 1, 2004.

   The Articles of Incorporation were revised to increase total authorized capital stock from 250,000,000 shares to 260,000,000 shares. Authorized par value $.001 common stock is unchanged at 200,000,000 shares. Registrant's authorized capital stock now includes 20,000,000 shares of par value $.001 non-voting common stock, and the number of shares of $.001 par value preferred stock has been reduced from 50,000,000 shares to 40,000,000 shares.


ITEM 7.01 REGULATION FD DISCLOSURE
ITEM 8.01 OTHER EVENTS

The Registrant, in accordance with the terms of its Agreement with Firecreek Petroleum, Inc. ("Firecreek") has escrowed all shares and other consideration with its Attorney, the Law Offices of Warren J. Soloski, in Los Angeles CA. pending outcome of the Firecreek audit in progress.

Item 9.01  Financial Statements and Exhibits

(c)   Exhibits

3.1 Articles of Amendment to the Registrant's Articles of Incorporation (filed as Exhibit 3.6 to Registrants Report on Form 10-QSB for the quarter ended June 30, 2004 and incorporated herein by reference).


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                        By:   /s/  Dennis R. Alexander
                                             ------------------------
                                                  Dennis R. Alexander
                                                  Chairman and CFO
Date:  August 27, 2004